Exhibit 10.1

FISCAL YEAR 2006 DIRECTOR ELECTION FORM

Name:

Address:

Social Security Number:

I, irrevocably elect to receive my annual grant of Stock Options as follows: (check one)

             An annual grant of options to purchase 5,000 shares of the Company’s Common Stock.

             An annual grant of options to purchase 2,000 shares of the Company’s Common Stock and an annual restricted stock grant of 1,000 shares of the Company’s Common Stock.

[Insert Name]

Date: